EXHIBIT 99.1

Arbinet Expands Board of Directors with

Addition of HBO Executive John B. Penney

NEW BRUNSWICK, NJ, November 21, 2006 – Arbinet-thexchange, Inc. (NasdaqGM: ARBX), the leading provider of solutions to simplify the exchange of digital communications, announced today that John B. Penney, HBO Senior Vice President, New Media Business Planning, has been appointed to its Board of Directors. With this appointment, Arbinet has expanded its Board to 8 members. Mr. Penney brings more than 17 years of experience in the digital media industry, with broad expertise across corporate development, industry analysis and strategic planning in the areas of content, technology and diverse delivery platforms.

Curt Hockemeier, President and Chief Executive Officer of Arbinet commented, “We are very pleased to welcome John Penney as a new member of Arbinet’s Board of Directors. His extensive expertise and proven track record in developing digital media businesses in both traditional and non-traditional environments, coupled with his impressive corporate finance background, make him an ideal addition to our Board. We expect John to make a significant contribution as we execute on our strategic growth strategy and current expansion initiatives.”

As Senior Vice President, Business Development for HBO, Inc., Mr. Penney is responsible for leading cross-functional delivery teams to execute on strategy for new distribution platforms, including broadband, VOD (Video on Demand), video, console games, wireless, interactive television and VoIP. Prior to his position at HBO, Inc., Mr. Penney served as Executive Director, Business Development for SBC, Inc. where he was an integral part of a team dedicated to the development of a $6 billion build out of an integrated broadband product.

Mr. Penney also spent two and a half years at ACTV, Inc., a leading digital media company focused on technologies that synchronize Internet content and advertising with television programming. He held two positions for ACTV, Inc.; Executive Vice President, Licensing and Business Development; and President of ACTV, Inc.’s subsidiary, Media Online Services, Inc. Mr. Penney developed and managed an intellectual property licensing business, leveraging core technology patents and launched the firm’s effort to market technologies in ITV, PC, wireless data and mobile computing environments.

Mr. Penney’s early career included a variety of positions in the digital media space; including Vice President, Planning and Development for Viacom, Inc.; Senior Research Analyst for Sanford Bernstein covering the online, cable, broadcasting, publishing and diversified entertainment industries; and Senior Analyst for Chase Manhattan Bank’s Global Media and Telecommunications Practice. Mr. Penney holds a Masters in Public Policy and Administration from Columbia University as well as a Bachelor of Arts from Wesleyan University.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform and managed services, which streamline performance and improve profitability for Members.

Arbinet’s 700+ voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2005. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements about the Company’s strategic and business plans. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the effects and outcomes of the Company’s exploration of strategic alternatives; whether any of the strategic alternatives will result in enhanced shareholder value; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including data on thexchange, DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM, and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; system failures, human error and security breaches which could cause the Company to lose members and expose it to liability; and the Company’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

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120 Albany St. Tower II, Suite 450, New Brunswick, NJ 08901

phone: 732-509-9100, fax: 732-509-9101, website: www.arbinet.com.

Carolyn Robertson

STC Associates

1.212.725.1900 ext. 204

carolyn@stcassociates.com

Chris Reid

Arbinet-thexchange

1.732.509.9160

creid@arbinet.com